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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wolverine Tube, Inc. 2003 Equity Incentive Plan of our report dated February 14, 2003, with respect to the consolidated financial statements of Wolverine Tube, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                      /S/ ERNST & YOUNG LLP


Birmingham, Alabama
August 12, 2003